As filed with the Securities and Exchange Commission on June 8, 2000
                                            Registration Nos. ______ and _______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                  CHATEAU COMMUNITIES, INC.                                                CP LIMITED PARTNERSHIP
    (Exact name of Registrant as specified in its charter)               (Exact name of Registrant as specified in its charter)
                           MARYLAND                                                              MARYLAND
(State or other jurisdiction of incorporation or organization)        (State or other jurisdiction of incorporation or organization)
                          38-3132038                                                           38-3140664
             (IRS Employer Identification No.)                                    (IRS Employer Identification No.)

                             6160 SOUTH SYRACUSE WAY
                        GREENWOOD VILLAGE, COLORADO 80111
                                 (303) 741-3707
       (Address, including zip code, and telephone number,  including area code, of Registrants' principal executive offices)
                       ----------------------------------

                                GARY P. MCDANIEL
                             6160 SOUTH SYRACUSE WAY
                        GREENWOOD VILLAGE, COLORADO 80111
                                 (303) 741-3707
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------

                                   COPIES TO:
                             JAY L. BERNSTEIN, ESQ.
                       CLIFFORD CHANCE ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000
                       ----------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                       ----------------------------------

                         Calculation of Registration Fee

 TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)         PROPOSED MAXIMUM OFFERING PRICE(2)      AMOUNT OF REGISTRATION FEE(3)

Guarantees (4)..........................................                   $200,000,000

Debt Securities (5).....................................                   $200,000,000

         Total..........................................                   $400,000,000                      $52,800

(1) Pursuant to this Registration Statement, CP Limited Partnership may issue Debt Securities and Chateau Communities, Inc. may issue Guarantees.

(2) The aggregate maximum public offering price of (i) all Debt Securities issued by CP Limited Partnership pursuant to this Registration Statement will not exceed $200,000,000 and (ii) all Guarantees issued by Chateau Communities, Inc. pursuant to this Registration Statement will not exceed $200,000,000.

(3) Registration fee for the Debt Securities only, pursuant to Rule 457(n) of the rules and regulations under the Securities Act of 1933, as amended, calculated pursuant to Rule 457(o).

(4) To the extent that any Debt Securities issued by CP Limited Partnership are not deemed to be investment grade at the time of issuance, such Debt Securities will be fully and unconditionally guaranteed by, and will be accompanied by Guarantees of, Chateau Communities, Inc. None of the proceeds from such Debt Securities will be received by Chateau Communities, Inc. in connection with the issuance of the Guarantees.

(5) Such indeterminate amount of Debt Securities, as may from time to time be issued by CP Limited Partnership, which will either be nonconvertible investment grade debt securities at the time of issuance or other nonconvertible debt securities that are fully and unconditionally guaranteed by Chateau Communities, Inc.


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
----------

                              SUBJECT TO COMPLETION
                               DATED JUNE 8, 2000

                                  $200,000,000
                            CHATEAU COMMUNITIES, INC.
                                   GUARANTEES


                                  $200,000,000
                             CP LIMITED PARTNERSHIP
                                 DEBT SECURITIES


         We may from time to time offer in one or more series unsecured nonconvertible investment grade debt securities or other nonconvertible debt securities of CP Limited Partnership, a majority-owned subsidiary of Chateau Communities, Inc., with an aggregate initial offering price which will not exceed $200,000,000. We may also issue from time to time guarantees of Chateau Communities, Inc. fully and unconditionally guaranteeing the debt securities offered by CP Limited Partnership. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we sell them.

         We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. For debt securities to be offered by CP Limited Partnership, we will include in each prospectus supplement the title, aggregate principal amount, denominations, maturity, rate, if any (which may be fixed or variable), or method of calculation thereof, time of payment of any interest, any terms for redemption at the option of CP Limited Partnership, any terms for sinking fund payments, rank, any guarantees of Chateau Communities, Inc. and any other terms in connection with the offering and sale of such debt securities.

         We may sell securities to or through underwriters, through agents or directly to purchasers. If any underwriters or agents are involved in the sale of any securities, we will include their names and any applicable purchase price, fee, commission or discount arrangement between or among them in a prospectus supplement.



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this prospectus is _______, 2000

The information in this prospectus is not complete and may be changed. We may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

         Certain information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of
Chateau Communities, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe the future plans, strategies and expectations of Chateau Communities, Inc. are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of Chateau Communities, Inc. include, but are not limited to, changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of capital, interest rates, competition, supply and demand for properties in our current and proposed market areas and general accounting principles, policies and guidelines applicable to real estate investment trusts. These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus.

                    THE COMPANY AND THE OPERATING PARTNERSHIP

         The debt securities are being offered by CP Limited Partnership (the "Operating Partnership"), which is the operating partnership of Chateau Communities, Inc., a self-administered and self-managed equity real estate investment trust (the "Company"). At March 31, 2000, the Operating Partnership owned and operated 165 manufactured home communities (the "Properties") located in 28 states, with an aggregate of 51,862 residential homesites. At March 31, 2000, the total occupancy rate for the Properties, including properties under development, was approximately 91.3% and the occupancy rate for the Operating Partnership's stabilized property portfolio was approximately 93.1%. The Operating Partnership also currently fee manages approximately 9,700 homesites in 44 communities and conducts manufactured home sales and brokerage activities through its taxable subsidiary, Community Sales, Inc.

         The Company conducts substantially all of its activities through the Operating Partnership in which, as of March 31, 2000, it owned, directly and through ROC Communities, Inc. ("ROC"), the other general partner of the Operating Partnership, an approximate 89% general partner interest. As general partners of the Operating Partnership, the Company and ROC have unilateral control and complete responsibility for the management of the Operating Partnership and over each of the Properties. The Company's Common Stock is listed on the New York Stock Exchange under the symbol "CPJ."

         The Company's and the Operating Partnership's executive and principal property management offices are located at 6160 South Syracuse Way, Greenwood Village, Colorado 80111 and their telephone number is (303) 741-3707. The Company and the Operating Partnership have regional property management offices in Clinton Township, Michigan; Indianapolis, Indiana; Tampa, Florida; and Atlanta, Georgia.

                                 USE OF PROCEEDS

         Except as otherwise provided in the applicable prospectus supplement, the Operating Partnership intends to use the net proceeds from any sale of the debt securities for working capital and for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions, expansions and development of manufactured housing communities.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                      Year Ended December 31,
                                                      ------------------------------------------------------
                                     Quarter
Ended
                                    March 31, 2000       1999         1998          1997       1996     1995
                                    --------------       ----         ----          ----       ----     ----

Ratio of earnings
  to fixed charges...........           2.31x            2.37x        2.09x        1.94x       2.24x    2.12x


         Ratio  of  earnings  to  fixed   charges   represents   income   before
extraordinary items plus fixed charges to fixed charges (principally interest and amortization of deferred financing costs).

                         DESCRIPTION OF DEBT SECURITIES

         The following sets forth certain general terms and provisions of the Indenture under which the debt securities are to be issued by the Operating Partnership. The particular terms of the debt securities will be set forth in a prospectus supplement relating to such debt securities.

         The debt securities may be issued by the Operating Partnership. The debt securities will be either (i) nonconvertible investment grade debt securities or (ii) nonconvertible debt securities that are fully and unconditionally guaranteed by, and are accompanied by guarantees of, the Company. The debt securities will be issued pursuant to an indenture, dated December 19, 1997 (the "Indenture"), between the Operating Partnership and Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as trustee (the "Trustee"). The Indenture has been filed as an exhibit to the registration statement on Form S-3 of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time, and is available for inspection as described below under "WHERE YOU CAN FIND MORE INFORMATION." The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the debt securities to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the debt securities. As used herein, unless otherwise defined, capitalized terms shall have the respective meanings set forth in the Indenture.

GENERAL

         The debt securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of debt securities which is specifically subordinated to other indebtedness of the Operating Partnership, the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership.

         Section 301 of the Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in one or more board resolutions of, or pursuant to authority granted by, the Company and ROC, as general partners of the Operating Partnership, or in any indenture supplemental to the Indenture. Prior to the issuance of debt securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (13) below), if so provided, may be determined from time to time by the Operating Partnership with respect to unissued debt securities of or within the series when issued from time to time) and will be set forth in the prospectus supplement relating to such series of debt securities:

                    (1) the title of the debt securities of or within the series (which shall distinguish the debt securities of such series from all other series in debt securities);

                    (2) any limit upon the aggregate principal amount of the debt securities of or within the series that may be authenticated and delivered under the Indenture;

                    (3) the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of maturity thereof;

                    (4) the date or dates, or the method by which such date or dates will be determined, on which the principal of the debt securities of or within the series shall be payable and the amount of principal payable thereon;

                    (5) the rate or rates at which the debt securities of or within the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any debt security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

                    (6) the place or places, if any other than or in addition to the Borough of Manhattan, the City of New York or the City of Chicago, where the principal of (and premium or make-whole amount, if any) and interest, if any, on the debt securities of or within the series will be payable, the debt securities of or within the series may be surrendered for registration of transfer or exchange and notices or demands to or upon the Operating Partnership in respect of the debt securities of or within the series and the Indenture may be served;

                    (7) the period or periods within which the price or prices (including the premium or make-whole amount, if any) at which, and other terms and conditions upon which, debt securities of or within the series may be redeemed, in whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have the option;

                    (8) the obligation, if any, of the Operating Partnership to redeem, repay or purchase debt securities of or within the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, and other terms and conditions upon which, debt securities of or within the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

                    (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of or within the series shall be issuable;

                    (10) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

                    (11) if other than the principal amount thereof, the portion of the principal amount of debt securities of or within the series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to
Section 502 of the Indenture or the method by which such portion shall be determined;

                    (12) whether the amount of payments of principal of (and premium or make-whole amount, if any) or interest, if any, on the debt securities of or within the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

                    (13) provisions, if any, granting special rights to the holder of debt securities of or within the series upon the occurrence of such events as may be specified;

                    (14) any deletions from, modifications of or additions to the Events of Default or covenants of the Operating Partnership with respect to debt securities of or within the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture;

                    (15) whether any debt securities of or within the series are to be issuable initially in temporary global form and whether any debt securities of or within the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305 of the Indenture, and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

                    (16) the date as of which any temporary global debt security representing outstanding debt securities of or within the series shall be dated if other than the date of original issuance of the first debt security of the series to be issued;

                    (17) the Person to whom any interest on any debt security of the series shall be payable, if other than the Person in whose name that debt security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an Interest Payment Date will be paid if other than in the manner provided in
Section 304 of the Indenture;

                    (18) the applicability, if any, of the defeasance and the covenant defeasance provisions described herein or any modification thereof;

                    (19) if the debt securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

                    (20) if the debt securities of or within the series are to be issued upon the exercise of debt warrants, the time, manner and place for such debt securities to be authenticated and delivered;

                    (21) the extent to which the debt securities of or within the series are subordinated to other indebtedness; and

                    (22) any other terms of the debt securities of or within the series or of any guarantees issued concurrently with such debt securities not inconsistent with the provisions of the Indenture.

         The debt securities may be issued as "Original Issue Discount Securities" to be sold at a discount below their principal amount, which discount may be substantial. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such debt security and the Indenture, but will be an amount less than the amount payable at the maturity of such Original Issue Discount Security. All material United States Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

         All debt securities of any one series shall be substantially identical, except, in the case of debt securities issued in global form, as to denomination and except as may otherwise be provided in one or more board resolutions of, or pursuant to authority granted by, the Company and ROC, as general partners of the Operating Partnership or in any indenture supplemental to the Indenture. All debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders, for issuances of additional debt securities of such series.

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

         The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any such case, (i) either the Operating Partnership shall be the continuing entity or the successor entity (if any other than the Operating Partnership) shall be an entity organized and existing under the laws of the United States of America or a state thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any interest (including all Additional Amounts, if any) on all of the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Operating Partnership by supplemental indenture, satisfactory to the Trustee, executed and delivered to the Trustee by such entity, (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Operating Partnership, any Subsidiary or such successor entity as a result thereof as having been incurred by the Operating Partnership, such Subsidiary or such successor entity at the time of such transaction, no Event of Default and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing and
(iii) an officers' certificate and a legal opinion covering such conditions shall be delivered to the Trustee.

CERTAIN COVENANTS

         EXISTENCE. Except as permitted under "Consolidation, Merger, Sale, Lease or Conveyance," the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership and that the loss thereof is not disadvantageous in any material respect to the holders of debt securities.

         PAYMENT OF TAXES AND OTHER CLAIMS. The Operating Partnership will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Operating Partnership or any Subsidiary or upon the income, profits or property of the Operating Partnership or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     ADDITIONAL COVENANTS. Reference is made to the applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

EVENTS OF DEFAULT, NOTICE AND WAIVER

         The  Indenture  provides  that the  following  events  are  "Events  of
Default" with respect to any series of debt securities issued thereunder: (i) default for 30 days in the payment of any installment of interest or Additional Amounts on any debt security of such series; (ii) default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity; (iii) default in making any sinking fund payment as required for any debt security of such series; (iv) default in the performance of any other covenant or warranty of the Operating Partnership contained in the Indenture (other than a covenant added to such Indenture solely for the benefit of a series of debt securities issued thereunder other than such series), such default having continued for 60 days after written notice as provided in the Indenture; (v) default in the payment of an aggregate principal amount exceeding a specified dollar amount of any evidence of indebtedness (including a default with respect to debt securities of any series other than that series) of the Operating Partnership (or by any Subsidiary, the repayment of which the
Operating Partnership has guaranteed or for which the Operating Partnership is directly responsible or liable as obligor or guarantor) or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any Significant Subsidiary or any of their respective property; and (vii) any other Event of Default provided with respect to a particular series of debt securities.

         If an Event of Default under the Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership (and to the Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under the Indenture) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the Indenture) may rescind and annul such declaration and its consequences if (i) the Operating Partnership shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest, if any, on the debt securities of such series (or of all debt securities then outstanding under the Indenture), plus certain fees, expenses, disbursements and advances of the Trustee and (ii) all Events of Default, other than the nonpayment of accelerated principal (or specified portion thereof), or premium (if any) or interest on the debt securities of such series (or of all debt securities then outstanding under the Indenture) have been cured or waived as provided in the Indenture. The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the Indenture) may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on any debt security of such series or (ii) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

         The Trustee is required to give notice to the holders of the debt securities within 90 days of a default under the Indenture; PROVIDED, HOWEVER, that the Trustee may withhold such notice (except for a default in the payment of the principal of (or the make-whole amount, if any) or interest on any debt securities of any series or in the payment of any sinking fund installment with respect to debt securities of such series) if the Responsible Officers of the Trustee in good faith consider such withholding to be in the interest of such holders of the debt securities; and PROVIDED, FURTHER, that in the case of any default or breach of the character specified in Section 501(iv) of the Indenture with respect to the debt securities, no such notice to holders shall be given until at least 60 days after the occurrence thereof.

         The Indenture provides that no holders of the debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, unless (i) such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the outstanding debt securities of that series; (ii) the holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (iii) such holder or holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series; it being understood and intended that no one or more of such holders shall have any right in any manner whatsoever by virtue of, or by availing to, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all such holders.

MODIFICATION OF THE INDENTURE

         Modifications and amendments of the Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby,
(a) change the Stated Maturity of the principal of (or the make-whole amount, if any), or any interest on, any such debt security; (b) reduce the principal amount of, or the rate or amount of interest on, or any make-whole amount payable on redemption of, any such debt security; (c) change the Place of Payment, or the coin or currency, for payment of principal of (or the make-whole amount, if any) or interest on, any such debt security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security on or after the Stated Maturity thereof; (e) reduce the percentage of outstanding securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

         The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by the Operating Partnership with certain covenants in the Indenture.

         The Indenture also contains provisions permitting the Operating Partnership and the Trustee, without the consent of any holders of the debt securities, to enter into supplemental indentures, in form satisfactory to the Trustee, for any of the following purposes: (i) to evidence the succession of another Person to the Operating Partnership and the assumption by any such successor of the covenants of the Operating Partnership contained in the
Indenture and in the debt securities; (ii) to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Operating Partnership; (iii) to add any additional Events of Default for the benefit of the holders of all or any series of debt securities (and if such Events of Default are to be for the benefit of less than all series of debt securities, stating that such Events of Default are expressly being included solely for the benefit of such series); PROVIDED, HOWEVER, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of that or those series of debt securities to which such additional Events of Default apply to waive such default; (iv) to add to or change any of the provisions of the Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; PROVIDED, HOWEVER, that any such action shall not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect; (v) to change or eliminate any of the provisions of the Indenture; PROVIDED, HOWEVER, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; (vi) to secure the debt securities; (vii) to establish the form or terms of debt securities of any series as permitted by the Indenture; (viii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; (ix) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; PROVIDED, HOWEVER, such provisions shall not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect; or (x) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to Sections 401, 1402 and 1403 of the Indenture; PROVIDED, HOWEVER, that any such action shall not adversely affect the interests of the holders of debt securities of such series and any related coupons or any other series of debt securities in any material respect.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         Unless otherwise provided in the prospectus supplement, the Operating Partnership may discharge certain obligations to holders of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and interest to the date of such deposit (if such debt securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

         The Indenture provides that, unless otherwise provided in the prospectus supplement, the Operating Partnership may elect either (a) to defease and be discharged from any and all obligations with respect to the debt securities (except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to the debt securities under provisions of the Indenture described under "Certain Covenants," and its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event or Default with respect to the debt securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Operating Partnership with the Trustee, in trust, of cash or Government Obligations (as defined below), or both, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on the debt securities on the scheduled due dates therefor.

         Such a trust may only be established if, among other things, the Operating Partnership has delivered to the Trustee a legal opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States Federal income tax laws occurring after the date of the Indenture.

         "Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; PROVIDED, HOWEVER, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

         In the event the Operating Partnership effects covenant defeasance and the debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to provisions of the Indenture which as a result of such covenant defeasance would no longer be applicable to the debt securities, the cash and Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such Event of Default. However, the Operating Partnership would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

GUARANTEES

         If the Operating Partnership issues any debt securities that are rated below investment grade at the time of issuance, the Company will fully and unconditionally guarantee, on a senior or subordinated basis, the due and punctual payment of principal of (and premium, if any) and interest on such debt securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantees relating to a series of debt securities will be set forth in the prospectus supplement relating to such debt securities.

                              PLAN OF DISTRIBUTION

         The Operating Partnership may issue the debt securities, which may or may not be guaranteed by the Company, through underwriters or dealers, directly to one or more purchasers (including executive officers of the Company, Operating Partnership or other persons that may be deemed affiliates of the Company, Operating Partnership), through agents or through a combination of any such methods of sale.

         The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of the debt securities, underwriters or agents may receive compensation from the Operating Partnership, or from purchasers of the debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Operating Partnership and any profit on the resale of the debt securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Operating Partnership will be described, in the applicable prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, each series of the debt securities will be a new issue with no established trading market. The Operating Partnership may elect to list any series of debt securities on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of the debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the debt securities.

         Under agreements into which the Company or the Operating Partnership may enter, underwriters, dealers and agents who participate in the distribution of the debt securities may be entitled to indemnification by the Company or the Operating Partnership, as the case may be, against certain liabilities, including liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company or the Operating Partnership in the ordinary course of business.

         In order to comply with the securities laws of certain states, if applicable, the debt securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the debt securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                  LEGAL MATTERS

         The legality of the securities offered hereby will be passed upon for the Company and the Operating Partnership by Clifford Chance Rogers & Wells LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the Securities and Exchange Commission (the "SEC") relating to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         For further information with respect to Chateau Communities, Inc. and CP Limited Partnership and the securities offered by this prospectus, we refer you to the registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement is also available through the SEC's web site at the following address:
http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

         Chateau Communities, Inc. (File Number 1-12496)
         -----------------------------------------------

         1. Chateau Communities, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

         2. Chateau Communities, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

         CP Limited Partnership (File Number 33-85492)
         ---------------------------------------------

         1. CP Limited Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         2. CP Limited Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000; and

         3. CP Limited Partnership's Current Reports on Form 8-K filed with the SEC on February 17, 2000, February 18, 2000 and February 25, 2000.

         Whenever after the date of this prospectus we file reports or documents on behalf of Chateau Communities, Inc. or CP Limited Partnership under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

         We will provide to each person to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus, but not delivered with this prospectus. We will provide this information at no cost to such person upon written or oral request addressed to Chateau Communities, Inc. or CP Limited Partnership, as the case may be, at 6160 South Syracuse Way, Greenwood Village, Colorado 80111 (telephone 303-741-3707).

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be incurred in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered.

         Registration Fee............................................................................     $ 52,800
         Printing or Copying Expenses................................................................       50,000
         Legal Fees and Expenses.....................................................................       75,000
         Accounting Fees and Expenses................................................................       25,000
         Miscellaneous...............................................................................       10,000
                                                                                                          ========
         Total.......................................................................................     $212,800

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Charter limits the liability of the Company's directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except to the extent that (i) it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

         The Charter and By-Laws require (or permit, as the case may be) the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission ("SEC") that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), is against public policy and is unenforceable pursuant to
Section 14 of the Securities Act.

         The partnership agreement of the Operating Partnership also provides for indemnification of the Company and its officers and directors and for the reimbursement of the Company to the extent it is required to provide indemnification of its directors to the extent provided in the partnership agreement. The partnership agreement also limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the extent provided.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Operating Partnership pursuant to the foregoing provisions or otherwise, the Operating Partnership has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

ITEM 16. EXHIBITS

         The following exhibits are filed herewith:

Exhibit No.         Description
1*                  Form of Underwriting Agreement (for debt securities)

3.1(i)              (a) Articles of Amendment of Chateau Communities, Inc.

3.1(ii)             (b) Articles Supplementary of Chateau Communities, Inc. dated April 20, 1998

3.2(i)              (c) Amended and Restated Bylaws of Chateau Communities, Inc.

3.2(ii)             (d) Amendment to Bylaws of Chateau Communities, Inc. dated March 21, 2000

4.1(i)              (e) Indenture dated as of December 19, 1997 between CP Limited Partnership and The First
                    National Bank of Chicago, as supplemented

4.1(ii)             (e) First  Supplemental  Indenture  dated as of  December  19,  1997  between  CP  Limited
                    Partnership  and The First National Bank of Chicago related to the  $100,000,000  Madatory
                    Par Put Remarketed Securities /SM/ ("MOPPRS /SM/") due December 10, 2014

4.1(iii)            (e) Remarketing  Agreement dated as of December 23, 1997 among Chateau Communities,  Inc.,
                    CP Limited Partnership and the "Remarketing Dealer" named therein

4.1(iv)             (f) Form of Second  Supplemental  Indenture  relating to the issuance of the  $100,000,000
                    8.5% Senior Notes due 2005

4.2*                Form of Guaranty Agreement

5.1                 Opinion of Clifford Chance Rogers & Wells LLP

10.1                (g) Amended and Restated Agreement of Limited  Partnership of CP Limited Partnership dated
                    January 22, 1997

10.2                (h)  Amendment to Amended and  Restated  Agreement  of Limited  Partnership  of CP Limited
                    Partnership dated April 20, 1998

12                  Statement of Computation of Ratio of Earnings to Fixed Charges

23.1                Consent of Clifford  Chance Rogers & Wells LLP  (contained in its opinion filed as Exhibit 5.1)

23.2                Consent of PricewaterhouseCoopers LLP

24                  Power of Attorney (included on page II-6)

25+                 Statement of Eligibility of Trustee on Form T-1

-------------------------

* To be filed by post-effective amendment to this registration statement or pursuant to a Current Report on Form 8-K to be filed after effectiveness by Chateau Communities, Inc. and/or CP Limited Partnership.

                              (a) Incorporated by reference to the Exhibits filed with the Chateau Communities, Inc. Current Report on Form 8-K filed with the Commission on May 30, 1997 (Commission File No.
                     1-12496)
                              (b) Incorporated by reference to the Chateau Communities, Inc. Form 8-K filed with the Commission on May 1, 1998 (Commission File No. 33-69150)
                              (c) Incorporated by reference to the Exhibits filed with the Chateau Communities, Inc. Quarterly Report on Form 10-Q filed with the Commission on May 15, 1997
                              (d) Incorporated by reference to Chateau Communities, Inc. Annual Report on Form 10-K for the year ended December 31, 1999
                              (e) Incorporated by reference to the Exhibits filed with the CP Limited Partnership Form 8-K filed with the Commission on December 23, 1997
                              (f) Incorporated by reference to the Exhibits filed with the Chateau Communities, Inc. Form 8-K filed with the Commission on February 24, 2000
                              (g) Incorporated by reference to the Exhibits filed with the Chateau Communities, Inc. Form 10-K for the year ended December 31, 1997
                              (h) Incorporated by reference to the Exhibits filed with the CP Limited Partnership Form 8-K filed with the Commission on May 1, 1998 (Commission File No. 33-69150)

+ Previously filed with the SEC by the Operating Partnership on December 9, 1997 under the Trust Indenture Act of 1939, as amended.


ITEM 17. UNDERTAKINGS

         (a)   Each of the undersigned registrants hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for a filing on Form S-3 and have duly caused this Registration Statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 18th day of May, 2000.

                            CHATEAU COMMUNITIES, INC.

                            By: /s/ Tamara D. Fischer
                                ------------------------------------------------
                                Tamara D. Fischer
                                Chief Financial Officer

                             CP LIMITED PARTNERSHIP

                            By:  Chateau Communities, Inc., its
                                 General Partner

                            By: /s/ Tamara D. Fischer
                                ------------------------------------------------
                                Tamara D. Fischer
                                Chief Financial Officer

                            By: ROC Communities, Inc., its other
                                 General Partner

                            By: /s/ Tamara D. Fischer
                                ------------------------------------------------
                                Tamara D. Fischer
                                Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below, hereby constitutes and appoints Gary P. McDaniel, C.G. Kellogg and Tamara D. Fischer, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all further amendments, including pre-effective and post-effective amendments, thereto, and to file the same, with exhibits thereto and any and all other documents filed as part of or in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                          Title                                               Date
/s/ John A. Boll                   Chairman of the Board of Directors                  May 18, 2000
---------------------------
John A. Boll

/s/ Gary P. McDaniel               Director and Chief Executive Officer                May 18, 2000
---------------------------        (Principal Executive Officer)
Gary P. McDaniel

/s/ C. G. Kellogg                  Director and President                              May 18, 2000
---------------------------
C.G. Kellogg

/s/ Tamara D. Fischer              Chief Financial Officer (Principal Financial        May 18, 2000
---------------------------        Accounting Officer)
Tamara D. Fischer

/s/ Edward R. Allen                Director                                            May 18, 2000
---------------------------
Edward R. Allen

/s/ Gebran S. Anton                Director                                            May 18, 2000
---------------------------
Gebran S. Anton, Jr.

/s/ James L. Clayton               Director                                            May 18, 2000
---------------------------
James L. Clayton

/s/ Steven G. Davis                Director                                            May 18, 2000
---------------------------
Steven G. Davis

/s/ James M. Hankins               Director                                            May 18, 2000
---------------------------
James M. Hankins

/s/ James M. Lane                  Director                                            May 18, 2000
---------------------------
James M. Lane

/s/ Donald E. Miller               Director                                            May 18, 2000
---------------------------
Donald E. Miller

/s/ Rhonda G. Hogan                Director                                            May 18, 2000
---------------------------
Rhonda G. Hogan


                                  Exhibit Index



Exhibit No.         Description
-----------         -----------
1*                  Form of Underwriting Agreement (for debt securities)

3.1(i)              (a) Articles of Amendment of Chateau Communities, Inc.

3.1(ii)             (b) Articles Supplementary of Chateau Communities, Inc. dated April 20, 1998

3.2(i)              (c) Amended and Restated Bylaws of Chateau Communities, Inc.

3.2(ii)             (d) Amendment to Bylaws of Chateau Communities, Inc. dated March 21, 2000

4.1(i)              (e) Indenture  dated as of December 19, 1997 between CP Limited  Partnership and The First
                    National Bank of Chicago, as supplemented

4.1(ii)             (e) First  Supplemental  Indenture  dated as of  December  19,  1997  between  CP  Limited
                    Partnership  and The First National Bank of Chicago related to the  $100,000,000  Madatory
                    Par Put Remarketed Securities/SM/("MOPPRS/SM/") due December 10, 2014

4.1(iii)            (e) Remarketing  Agreement dated as of December 23, 1997 among Chateau Communities,  Inc.,
                    CP Limited Partnership and the "Remarketing Dealer" named therein

4.1(iv)             (f) Form of Second  Supplemental  Indenture  relating to the issuance of the  $100,000,000
                    8.5% Senior Notes due 2005

4.2*                Form of Guaranty Agreement

5.1                 Opinion of Clifford Chance Rogers & Wells LLP

10.1                (g) Amended and Restated Agreement of Limited  Partnership of CP Limited Partnership dated
                    January 22, 1997

10.2                (h)  Amendment to Amended and  Restated  Agreement  of Limited  Partnership  of CP Limited
                    Partnership dated April 20, 1998

12                  Statement of Computation of Ratio of Earnings to Fixed Charges

23.1                Consent of Clifford  Chance Rogers & Wells LLP  (contained in its opinion filed as Exhibit
                    5.1)

23.2                Consent of PricewaterhouseCoopers LLP

24                  Power of Attorney (included on page II-6)

25+                 Statement of Eligibility of Trustee on Form T-1

------------------

* To be filed by post-effective amendment to this registration statement or pursuant to a Current Report on Form 8-K to be filed after effectiveness by Chateau Communities, Inc. and/or CP Limited Partnership.

                              (a) Incorporated by reference to the Exhibits filed with the Chateau Communities, Inc. Current Report on Form 8-K filed with the Commission on May 30, 1997 (Commission File No. 1-12496)
                              (b) Incorporated by reference to the Chateau Communities, Inc. Form 8-K filed with the Commission on May 1, 1998 (Commission File No. 33-69150)
                              (c) Incorporated by reference to the Exhibits filed with the Chateau Communities, Inc. Quarterly Report on Form 10-Q filed with the Commission on May 15, 1997
                              (d) Incorporated by reference to Chateau Communities, Inc. Annual Report on Form 10-K for the year ended December 31, 1999
                              (e) Incorporated by reference to the Exhibits filed with the CP Limited Partnership Form 8-K filed with the Commission on December 23, 1997
                              (f) Incorporated by reference to the Exhibits filed with the Chateau Communities, Inc. Form 8-K filed with the Commission on February 24, 2000
                              (g) Incorporated by reference to the Exhibits filed with the Chateau Communities, Inc. Form 10-K for the year ended December 31, 1997
                              (h) Incorporated by reference to the Exhibits filed with the CP Limited Partnership Form 8-K filed with the Commission on May 1, 1998 (Commission File No. 33-69150)

+ Previously filed with the SEC by the Operating Partnership on December 9, 1997 under the Trust Indenture Act of 1939, as amended.

                                                                     EXHIBIT 5.1

                       Clifford Chance Rogers & Wells LLP
                                 200 Park Avenue
                               New York, NY 10166


June 8, 2000

Chateau Communities, Inc.
CP Limited Partnership
6160 South Syracuse Way
Greenwood Village, Colorado 80111


Ladies and Gentlemen:

We have acted as special counsel to Chateau Communities, Inc., a Maryland corporation (the "Company"), and CP Limited Partnership, a Maryland limited partnership and a majority-owned subsidiary of the Company (the " Partnership"), in connection with the preparation and filing of the Company's and the Partnership's Registration Statement on Form S-3 (as the same may be amended or supplemented from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the possible offer and sale from time to time by the Partnership of up to $200,000,000 aggregate initial offering price of debt securities (the "Debt Securities") which may be fully guaranteed by unconditional guarantees thereof by the Company (the "Guarantees"). The Debt Securities and the Guarantees are collectively referred to as the "Securities." The Company is one of the general partners of the Partnership. The Registration Statement provides that the Securities may be offered separately or in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

The Debt Securities will be issued from time to time pursuant to an indenture in substantially the form incorporated by reference as an exhibit to the Registration Statement (the "Indenture"). The Guarantees will be evidenced by an agreement or other instrument of the Company (each, a "Guaranty Agreement") to be issued with the related issuance of the Debt Securities.

In rendering the opinions expressed herein, we have examined the Registration Statement, the Indenture, the Company's Articles of Amendment and Restatement, as amended to date (the "Charter"), and the Amended and Restated Bylaws of the Company, as amended to date, the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), and Certificate of Limited Partnership, and certain minutes of corporate proceedings and/or written consents of the Board of Directors of the Company and of ROC Communities, Inc., a Maryland corporation ("ROC") and the other general partner of the Partnership. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the absence of any amendments or modifications to those items reviewed by us.

We assume that the issuance, sale, amount and terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company and ROC or by the Board of Directors of the Company and ROC as the general partners of the Partnership, as the case may be, in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Charter, the Partnership Agreement, the Indenture or any applicable Supplemental Indenture, as the case may be, and applicable Maryland law.

Chateau Communities, Inc.
CP Limited Partnership
June 8, 2000                                                           Page 2


To the extent that the obligations of the Partnership under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the financial institution identified in such Indenture as trustee (the "Trustee") is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

          1.   Assuming  due  authorization,   execution  and  delivery  by  the
               Trustee, the Indenture constitutes a valid and binding obligation of the Partnership.

          2. When the Registration Statement has become effective under the Securities Act and the Debt Securities have been (a) duly established by the Indenture or a Supplemental Indenture, (b) duly authenticated by the Trustee and (c) duly executed and delivered on behalf of the Partnership against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Indenture and any applicable Supplemental Indenture, and as contemplated by the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Debt Securities, the Debt Securities will be duly authorized and will constitute valid and binding obligations of the Partnership.

          3. When the Registration Statement has become effective under the Securities Act and the Guaranty Agreement evidencing the Company's guaranty of validly issued and binding Debt Securities has been duly authorized and established in accordance with the applicable Board Action and as contemplated by the Registration Statement, the Prospectus or the applicable Prospectus Supplement, the applicable Guarantees will be duly authorized and will constitute valid and binding obligations of the Company.

The opinions stated herein relating to the validity and binding nature of obligations of the Company and the Partnership, as the case may be, are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

The opinions stated herein are limited to the federal laws of the United States, the laws of the State of New York and the Maryland General Corporation Law and the Maryland Revised Uniform Limited Partnership Act.

We hereby consent to the incorporation of this opinion by reference as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance Rogers & Wells LLP